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                                                                   EXHIBIT 10(l)

                               KINDER MORGAN, INC.
                               RETENTION AGREEMENT



THIS RETENTION AGREEMENT (the "Agreement"), dated as of January 17th, 2002 ("Effective Date"), is by and between Kinder Morgan, Inc., a Kansas corporation (the "Company"), and C. Park Shaper (the "Executive").

         WHEREAS, Executive is an employee of the Company; and

         WHEREAS, effective January 17th, 2002, Executive has obtained a loan from First Union National (the "Lender") in the principal amount of $5,000,000 (the "Loan"), the proceeds of which will be used by Executive to purchase shares of common stock of the Company and/or limited partnership interests in Kinder Morgan Energy Partners, L.P. (collectively, the "Shares") and the terms of which are set forth in a promissory note.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Loan Repayment. In addition to the base compensation, equity based compensation and other benefits provided to Executive by the Company in consideration of Executive's employment, the Company shall pay the Lender a portion or all of the principal amount of the Loan on behalf of Executive in accordance with the following provisions:

                  (a) Except as provided otherwise herein, beginning with the fifth anniversary of the Effective Date and continuing on the sixth, seventh, eighth and ninth anniversaries of the Effective Date, the Company shall pay the Lender $1,000,000 of the principal amount of the Loan on behalf of Executive on each such anniversary.

                  (b) If, prior to the fifth anniversary of the Effective Date, Executive's employment is terminated by the Company "for cause" (as defined below), the Agreement shall immediately terminate, and the Company shall have no further obligations hereunder, including the payment of any portion of the Loan.

                  As used in this Agreement, the term "for cause" means (i) willful misconduct by Executive of his duties as an employee, officer or director of the Company, (ii) gross neglect by Executive of his duties as an employee, officer or director of the Company, which continues for more than thirty (30) days after Executive's receipt of written notice from the Board of Directors of the Company (the "Board") to Executive specifically identifying the gross neglect of Executive and directing Executive to discontinue the same, (iii) the conviction of Executive of a crime constituting a felony, or (iv) the commission by Executive of an act or


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         making by Executive of an omission, other than an act taken or omission made in good faith within the course and scope of Executive's employment, which the Board determines is directly detrimental to the Company and exposes the Company to material liability.

                  (c) Subject to Sections 2(e) and 2(f), if, prior to the fifth anniversary of the Effective Date, Executive voluntarily terminates his employment with the Company, the Agreement shall immediately terminate, and the Company shall have no further obligations hereunder, including the payment of any portion of the Loan.

                  (d) If, prior to the fifth anniversary of the Effective Date, Executive's employment is terminated because of Executive's death or disability, or the Company terminates Executive's employment for any reason other than (i) "for cause" or (ii) pursuant to Section 2(e) below, the Company shall pay the Lender, on behalf of the Executive, principal on the Loan in an amount in one lump sum equal to $5,000,000 multiplied by a fraction, the numerator of which is the number of years (rounded to the nearest whole year) that have elapsed from the Effective Date to the date of termination, and the denominator of which is five (5). Upon such payment by the Company, the Agreement shall immediately terminate, and the Company shall have no further obligations hereunder.

                  (e) If Executive's employment is terminated for any reason other than "for cause" after a "Change of Control" (as defined below), the Company shall pay the Lender, on behalf of the Executive, principal on the Loan in an amount equal to the lesser of (i) $5,000,000, or (ii) the unpaid principal amount of the Loan at the time of such termination in one lump sum. Upon such payment by the Company, the Agreement shall immediately terminate, and the Company shall have no further obligations hereunder.

                  For purposes of this Agreement, a "Change of Control" shall occur if:

                           (A) (i) any "person," as such term is used in
                  Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, (ii) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iii) or (iv) of this paragraph) whose election



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                  by the Board or nomination for election by the Company's
                  shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority thereof, (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger in which the Company is the surviving entity but no "person" (as defined above) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), and

                           (B) in connection with or as a result of an event
                  described in clause (A), neither William V. Morgan nor Richard
                  D. Kinder holds or continues to hold the office of Chairman or Vice Chairman of the Company.

                  (f) If (i) at any time after a Change of Control and before the date on which the Loan matures, the Executive is (A) assigned to a position other than the position the Executive held at the time of the Change of Control; (B) assigned duties materially inconsistent with his duties at the time of the Change of Control; or (C) required, as a condition to continued employment, to move to a location more than 50 miles from Houston, Texas, in any case, without the Executive's consent, and (ii) the Executive voluntarily terminates his employment with the Company during the period beginning ninety (90) days after the Change of Control and ending on the date on which the Loan matures, the Company shall pay the Lender an amount equal to the lesser of (A) $5,000,000, or (B) the unpaid principal amount of the Loan at the time of such termination of employment in one lump sum. Upon such payment by the Company, the Agreement shall immediately terminate, and the Company shall have no further obligations hereunder.

         2. No Funding Requirement. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Executive or any other person. Any funds which may be used to repay the Loan under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Company until paid, and no person other than the Company shall by virtue



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of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Agreement or to have payments made by the Company on such person's behalf, such right shall be no greater than the right of any unsecured general creditor of the Company.

         3. Non-Alienation. The right of Executive or any other person to the payments by the Company toward the Loan or other benefits under this Agreement may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

         4. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended from time to time, before a panel of three neutral arbitrators. Each party shall appoint one arbitrator within 30 days after demand for arbitration is made and the two appointed arbitrators shall appoint a third arbitrator within 30 days of their appointment. The arbitration proceedings shall take place in Houston, Texas as soon as administratively possible after the appointment of the third arbitrator and thereafter shall be conducted as expeditiously as reasonably possible. The award rendered by the arbitrator shall be final and binding on the parties, and judgment may be entered upon it in accordance with Texas law in a Harris County court having jurisdiction of it. A demand for arbitration shall be filed in writing with the other party to this Agreement. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based upon the claim, dispute or other matter in question would be barred by applicable statutes of limitations. The parties to this Agreement will share the cost of the arbitrators and any costs related to the location used for the arbitration.

         5. Miscellaneous.

                  (a) Nothing contained herein shall be construed as conferring upon Executive the right to continue in the employ of the Company as an executive or in any other capacity.

                  (b) The amounts payable under this Agreement shall not be deemed salary or other compensation to Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

                  (c) The Board shall have full power and authority to interpret, construe, and administer this Agreement and the Board's interpretations and construction thereof shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.



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                  (d) Any questions as to whether and when there has been a
         termination of Executive's employment and the cause of such termination shall be determined by the Board, and its determination shall be final.

                  (e) This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Executive and his heirs, executors, administrators, and legal representatives.

                  (f) This Agreement shall be construed in accordance with and governed by the law of the State of Texas unless otherwise pre-empted by federal law.





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         IN WITNESS WHEREOF, the Company has executed this Agreement by its officer thereto duly authorized, and Executive has executed this Agreement, all effective as of the day and year first above written.



                                        KINDER MORGAN, INC.




                                        By: /s/ James E. Street
                                           ------------------------------

                                        Print Name: James E. Street
                                                   ----------------------

                                        Title: Vice President - Human
                                               Resources
                                               --------------------------

                                        EXECUTIVE


                                        /s/ C. Park Shaper
                                        ---------------------------------




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